EMPLOYMENT AGREEMENT


      This Employment Agreement is entered into as of October 1, 2001, between PAUL A. ROSENBAUM ("Executive") and RENTRAK CORPORATION, an Oregon corporation (the "Corporation").

1.    SERVICES

      1.1 Employment Position; Term. Corporation agrees to employ Executive as Chairman and Chief Executive Officer of Corporation, and Executive accepts such employment, under the terms and conditions of this Agreement. Executive also agrees to serve, if elected, without separate compensation, as a director of Corporation and an officer and/or director of any subsidiary or affiliate of Corporation.

      1.2 Term. The term of this Agreement (the "Term") will commence on October 1, 2001, and will expire September 30, 2002. However, the Term will automatically be extended for an additional 12-month period unless, on or before June 30, 2002, or June 30 of any year of the extended Term, either Corporation or Executive gives written notice that the Term will not be extended.
Notwithstanding the foregoing, in the event of a Change in Control of Corporation, as defined in Section 7 of this Agreement, during the Term of this Agreement, the Term will automatically be extended to December 31 of the third calendar year following the year in which the Change in Control occurs.

      1.3 Duties. During the Term, Executive will serve in an executive capacity as the Chairman and Chief Executive Officer of Corporation, subject always to the control of Corporation's Board of Directors (the "Board"). Executive will supervise and manage the business and affairs and the other officers of Corporation and perform such duties commonly incident to the offices of Chairman and Chief Executive Officer and exercise such powers as may from time to time be assigned to Executive or vested in Executive by the Board. Executive may, in his capacity as Chief Executive Officer, hire and fire employees in his discretion, provided that Executive may not hire or fire any member of Corporation's senior executive team without consulting the Board in advance. For purposes of the foregoing, Corporation's senior executive team will consist of the President, any Vice President, and any other positions designated, from time to time, by the Board. Executive will do such traveling as may be required in the performance of his duties under this Agreement.

      1.4 Outside Activities. During his employment under this Agreement, Executive will devote his full business time, energies, and attention to the business and affairs of Corporation, and to the promotion and advancement of its interests. Executive will perform his services faithfully, competently, and to the best of his abilities and will not engage in professional or personal business activities that may require an appreciable portion of Executive's time or effort to the detriment of Corporation's business.

      1.5 Application of Corporate Policies. Executive will, except as otherwise provided in this Agreement, be subject to Corporation's rules, practices, and policies applicable generally to Corporation's senior executive employees, as such rules, practices, and policies may be revised from time to time by the Board.

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2.    COMPENSATION AND EXPENSES

      2.1 Base Salary. As compensation for services under this Agreement, Corporation will pay to Executive a base salary of $450,000 per year, payable in a manner consistent with Corporation's payroll practices for management employees, as such practices may be revised from time to time. Annually, during the Term, the Board will review Executive's performance, the performance of Corporation, and Corporation's economic prospects for the coming year, and will consider in its sole discretion whether to increase (but not decrease) the base salary payable to Executive.

      2.2 Additional Employee Benefits Executive will receive an annual grant of 208 hours of credit (or such higher number of hours as are credited to Corporation's other senior executives) under Corporation's Personal Time Off
(PTO) program. Personal time off and vacation may be taken in accordance with Corporation's rules, practices, and policies applicable to Corporation's senior executive employees, as such rules, practices, and policies may be revised from time to time by the Board. During the Term, Corporation will also lease an automobile (in an amount up to $900 per month) for Executive's use in the performance of his duties under this Agreement and will pay such expenses in connection with the automobile as are customarily paid for senior executives of corporations substantially similar to Corporation. Any portion of the automobile related expenses and lease payments made by Corporation attributable to Executive's personal use of the automobile will be reflected in Executive's reported compensation for income tax purposes in accordance with Corporation's regular payroll practices. Also, during the Term, Executive will be entitled to any other employee benefits approved by the Board, or available to officers and other management employees generally, including any life and medical insurance plans, 401(k) and other similar plans, and health and welfare plans, each whether now existing or hereafter approved by the Board ("Benefit Plans"). The foregoing will not be construed to require Corporation to establish any such plans or to prevent Corporation from modifying or terminating any such Benefit Plans.

      2.3  Expenses.   Subject  to  review  and  approval  by  the  chairman  of
Corporation's audit committee, Corporation will reimburse Executive for reasonable expenses, including travel expenses for himself (and his spouse whenever she accompanies him on a trip which involves Corporation's business), actually incurred by Executive in connection with the business of Corporation. Executive will submit to Corporation such substantiation for such expenses as may be reasonably required by Corporation.

3.    CONFIDENTIAL INFORMATION

      3.1 Definition. "Confidential Information" is all nonpublic information relating to Corporation or its business that is disclosed to Executive, that Executive produces, or that Executive otherwise obtains during employment. Confidential Information also includes information received from third parties that Corporation has agreed to treat as confidential. Examples of Confidential Information include, without limitation, marketing plans, customer lists or other customer information, product design and manufacturing information, and financial information. Confidential Information does not include any information that (i) is within the public domain other than as a result of disclosure by Executive in violation of this Agreement, (ii) was, on or before the date of disclosure to Executive, already known by Executive, or



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(iii)  Executive  is required to disclose in any  governmental,  administrative, judicial, or quasi-judicial proceeding, but only to the extent that Executive is so required to disclose and provided that Executive takes reasonable steps to request confidential treatment of such information in such proceeding.

      3.2 Access to Information. Executive acknowledges that in the course of his employment he will have access to Confidential Information, that such information is a valuable asset of Corporation, and that its disclosure or unauthorized use will cause Corporation substantial harm.

      3.3 Ownership. Executive acknowledges that all Confidential Information will continue to be the exclusive property of Corporation (or the third party that disclosed it to Corporation), whether or not prepared in whole or in part by Executive and whether or not disclosed to Executive or entrusted to his custody in connection with his employment by Corporation.

      3.4 Nondisclosure and Nonuse. Unless authorized or instructed in advance in writing by Corporation, or required by law (as determined by licensed legal counsel), Executive will not, except as required in the course of Corporation's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public through no fault of Executive.

      3.5 Return of Confidential Information. Upon request by Corporation during or after his employment, and without request upon termination of employment pursuant to this Agreement, Executive will deliver immediately to Corporation all written, stored, saved, or otherwise tangible materials containing Confidential Information without retaining any excerpts or copies.

      3.6 Duration. The obligations set forth in this Section 3 will continue beyond the term of employment of Executive by Corporation and for so long as Executive possesses Confidential Information.

4.    NONCOMPETITION

      4.1 Covenant. For a period ending on the last day of the applicable Noncompete Period described in Section 5.7, Executive will not, within any geographical area where Corporation engages in business:

                (a) Directly or indirectly, alone or with any individual, partnership, corporation, or other entity, become associated with, render services to, invest in, represent, advise, or otherwise participate in any business, activity, or enterprise which is carrying on any business competitive with the business conducted by Corporation as of the date Executive's employment with Corporation is terminated; provided, however, that nothing contained in this
            Section 4.1 will prevent Executive from owning less than 5 percent of any class of equity or debt securities listed on a national securities exchange or market, provided such involvement is solely as a passive investor;

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            (b)  Solicit  any  business  in  competition  with the  business  of
      Corporation from any individual, firm, partnership, corporation, or other entity that is a customer of Corporation during the 12 months immediately preceding the date Executive's employment with Corporation is terminated;

            (c) Employ or otherwise engage, or offer to employ for Executive or any other person, entity, or corporation, the services or employment of any person who has been an employee, sales representative, or agent of Corporation during the 12 months preceding the date Executive's employment with Corporation is terminated.

For purposes of this Section 4, "Corporation" means Corporation and its subsidiaries (whether now existing or subsequently created) and their successors and assigns.

      4.2 Severability; Reform of Covenant. If, in any judicial proceeding, a court refuses to enforce this covenant not to compete because it covers too extensive a geographic area or is too long in its duration, the parties intend that it be reformed and enforced to the maximum extent permitted under applicable law.

5.    TERMINATION

      Executive's employment under this Agreement will terminate prior to the end of the Term as follows:

      5.1 Death. Executive's employment will terminate automatically upon the date of Executive's death.

      5.2 Disability. Company may, at its option, terminate Executive's employment under this Agreement upon written notice to Executive if Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of his position, with reasonable accommodation, required of him under this Agreement for a continuous period of 120 days or any 180 days within any 12-month period.

      5.3 Termination by Corporation for Cause. Corporation may terminate Executive's employment under this Agreement for Cause at any time. For purposes of this Agreement, "Cause" means: (a) a material breach of this Agreement by Executive; (b) Executive's refusal, failure, or inability to comply with the general policies or standards of Corporation or to perform any job duties of Executive; (c) any act of fraud by Executive, (d) any act of dishonesty by Executive involving Corporation or its business; (d) Executive's conviction of or a plea of nolo contendere to a felony; or (e) the commission of any act in direct or indirect competition with or materially detrimental to the best interests of Corporation that is in breach of Executive's fiduciary duties to Corporation; provided that Cause will not include any actions or circumstances constituting Cause under (a) or (b) above if Executive cures such actions or circumstances within 30 days of receipt of written notice from Corporation setting forth the actions or circumstances constituting Cause.

      5.4 Termination by Executive for Good Reason.  Executive may terminate his
employment  with   Corporation   under  this  Agreement  for  "Good  Reason"  if
Corporation has not


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cured the  actions  or  circumstances  which are the basis for such  termination within 30 days following receipt by the Board of written notice from Executive setting forth the actions or circumstances constituting Good Reason. For purposes of this Agreement, "Good Reason" means:

                (a) Failure of Corporation to comply with the terms of this Agreement; or

                (b) The occurrence (without Executive's express written consent)
            of any of the following acts by Corporation or failures by Corporation to act:

                (i) A substantial  adverse alteration in the nature or status of
            Executive's title, position, duties, or reporting responsibilities as an executive of Corporation;

                (ii) A reduction in Executive's base salary as set forth in this
            Agreement or as the base salary may be increased  from time to time;
            or

                (iii)  The  failure  by   Corporation  to  continue  to  provide
            Executive with benefits and participation in Benefit Plans made available by Corporation to its senior executives.

      5.5 Termination by Corporation Without Cause. Corporation may terminate Executive's employment with Corporation without Cause at any time by written notice to Executive.

      5.6 Termination by Executive Without Good Reason. Executive may terminate Executive's employment with Corporation other than for Good Reason at any time by written notice to the Secretary of the Corporation.

      5.7 Applicable Noncompete Periods upon Termination. The duration of Executive's obligations under Section 4 (the "Noncompete Period") will be as follows:

            5.7.1 In the event Executive terminates his employment with Corporation for Good Reason under Section 5.4 or Corporation terminates Executive's employment with Corporation without Cause under Section 5.5, the Noncompete Period will continue so long as Executive receives Monthly Severance Payments under Section 6.3.1. Executive's obligations under this Agreement will terminate immediately if Corporation fails to make a Monthly Severance Payment within 15 days after it is due.

            5.7.2 Subject to extension by Corporation as provided below, in the event Executive terminates his employment with Corporation other than for Good Reason under Section 5.6, the Noncompete Period will be one year from the date of termination. Corporation may in its sole discretion extend the Noncompete Period for a period not to extend beyond 24 months from the date the Noncompete Period would otherwise expire by agreeing to make Monthly Severance Payments to Executive during the extended Noncompete Period. To extend the Noncompete Period, Corporation must give Executive written notice (an "Extension Notice") no later than 60 days following the date

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     of  termination,  stating the elected  duration of the extended  Noncompete
     Period. The Extension Notice will constitute a binding commitment by Corporation to make Monthly Severance Payments for the full duration of the extended Noncompete Period and no further extension of the Noncompete Period will be permitted. Executive's obligations under this Agreement will terminate immediately if Corporation fails to make a Monthly Severance Payment within 15 days after it is due.

            5.7.3 In the event Corporation terminates Executive's employment with Corporation due to the expiration of the Term or for Cause, there will be no Noncompete Period.

6.    COMPENSATION UPON TERMINATION

      6.1 Death. Upon the death of Executive during the Term, this Agreement will automatically terminate and all rights of Executive and his heirs, executors and administrators to compensation and other benefits under this Agreement will cease, except that Executive's heirs, executors and administrators, as the case may be, will be entitled to:

                (a) Accrued base salary through Executive's date of death;

                (b) Other  benefits  under Benefit Plans to which  Executive was entitled on Executive's date of death in accordance with the terms of such Benefit Plans; and

                (c) A lump  sum  payment  in the  amount  of  $500,000  less any amounts payable under any life insurance policies purchased by Corporation for the benefit of Executive's dependents.

      6.2 Disability. Upon termination of Executive's employment by Corporation pursuant to Section 5.2, all obligations of Corporation under this Agreement will cease, except that Executive will be entitled to:

                (a)  Accrued  base  salary   through  the  date  of  Executive's
            termination of employment; and

                (b) Other  benefits  under Benefit Plans to which  Executive was entitled upon such termination of employment in accordance with the terms of such Benefit Plans.

      6.3 Severance Upon Certain Terminations Before a Change in Control.

                6.3.1 Termination Without Cause or by Executive for Good Reason.
            In the event that  before a Change in  Control  occurs as defined in
            Section 7, Executive terminates his employment with Corporation for Good Reason under Section 5.4 or Corporation terminates Executive's employment with Corporation without Cause under Section 5.5, Executive will be entitled to receive severance equal to 12 months multiplied by the base salary per month in effect as of the date of termination, payable in equal monthly installments (each installment, a "Monthly Severance Payment"). Monthly



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

            Severance Payments will be payable in a manner consistent with Corporation's payroll practices for management employees. In addition to Monthly Severance Payments, Corporation will continue to provide to Executive all medical and dental insurance benefits to which Executive was entitled as of the date of termination until Corporation's obligation to make Monthly Severance Payments expires. Corporation's obligation to make Monthly Severance Payments and provide medical and dental insurance to Executive will terminate if Executive either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly (a) solicits, diverts, or accepts orders for products or services that are substantially competitive with the products or services sold by Corporation from any customer of Corporation; (b) engages or prepares to engage in any business that competes with Corporation; or (c) induces or attempts to induce any person who is an employee of Corporation to leave the employ of Corporation.

                6.3.2 Termination For Cause or by Executive Without Good Reason.
            In the event Corporation terminates Executive's employment with Corporation for Cause under Section 5.3, or Executive terminates his employment with Corporation for other than Good Reason under Section 5.6, Corporation's obligations under this Agreement will cease and Executive will be entitled to that portion of his base salary and employment benefits for which he is qualified as of the date of termination and Executive will not be entitled to any other compensation or consideration.

      6.4 Automobile. Upon Executive's termination of employment for any reason, Executive will surrender possession to Corporation of any automobile then leased by Corporation for his use and Executive will have no liability for any payments due or which may become due under such lease.

7.    EFFECT OF CHANGE IN CONTROL

      7.1 Definitions.

      "Change in Control". For purposes of this Agreement, a "Change in Control" will be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following three paragraphs unless the events leading to such condition have been approved by two-thirds of the directors of Corporation then in office:

                (a) Any "person" (as that term is defined in Section 3(a)(9) and
            13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Corporation, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Corporation representing 25 percent or more of the combined voting power of Corporation's then outstanding securities;

                (b) A majority of the directors elected at any annual or special
            meeting  of   shareholders   are  not   individuals   nominated   by
            Corporation's then incumbent Board; or

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                (c)  The  shareholders  of  Corporation   approve  a  merger  or
            consolidation of Corporation with any other corporation,  other than
            a  merger  or  consolidation   which  would  result  in  the  voting
            securities of Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75 percent of the combined voting power of the voting securities of Corporation or of such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Corporation approve a plan of complete liquidation of Corporation or an agreement for the sale or disposition by Corporation of all or substantially all of its assets.

      "Other Payment" means any payment or benefit payable to Executive in connection with a Change in Control of Corporation pursuant to any plan, arrangement, or agreement (other than this Agreement) with Corporation, a person whose actions result in such Change in Control, or any person affiliated with Corporation or such person.

      "Total Payments" means all payments or benefits payable to Executive in connection with a Change in Control, including Change in Control Payments pursuant to this Agreement and any Other Payments pursuant to any other plan, agreement, or arrangement with Corporation, a person whose actions result in the Change in Control, or any person affiliated with Corporation or such person.

      7.2 Compensation Upon Termination Following a Change in Control.

                7.2.1 Change in Control Payments.  In the event of Corporation's termination of Executive without Cause, or Executive's termination of employment with Corporation for Good Reason, at any time following a Change in Control during the Term of this Agreement (as extended pursuant to Section 1.2), Executive will be entitled to the following payments (the "Change in Control Payments"):

                (a)  A  lump  sum   severance   payment  equal  to  three  times
            Executive's annual base salary as in effect immediately before the Change in Control;

                (b) Continuation for a period of three years following such termination of Executive's participation in all Benefit Plans in which Executive was entitled to participate immediately before the Change in Control, provided that such continued participation is possible under the general terms and provisions of such Benefit Plans. In the event Executive's continued participation in any Benefit Plan is barred by the provisions of the Benefit Plan, Corporation will arrange to provide Executive with benefits substantially similar to those which Executive was entitled to receive under the Benefit Plan.

                7.2.2 Reduction. In the event that any portion of the Total Payments payable to Executive in connection with a Change in Control of Corporation would constitute an "excess parachute payment" within the meaning of IRC ss. 280G(b) that is subject to the excise tax imposed on so-called excess parachute payments pursuant to IRC ss.4999 (an "Excise Tax"), the Change in Control Payments otherwise payable under this


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            Section 7.2.1 will be reduced to the extent  necessary to avoid such
            Excise Tax if, and only if, such reduction would result in a larger after-tax benefit to Executive, taking into account all applicable federal, state, and local income and excise taxes, until either (i) no portion of the Total Payments are subject to such Excise Tax or
            (ii) the Change in Control Payments are reduced to zero.

            7.2.3 Application. For purposes of this Section 7.2:

                (a) No portion of the Total Payments,  the receipts or enjoyment of which Executive has effectively waived in writing prior to the date of payment of any Change in Control Payments, will be taken into account;

                (b) No portion of the Total  Payments will be taken into account which,  in the opinion of tax counsel  selected by  Corporation  and reasonably acceptable to Executive ("Tax Counsel"), does not constitute a "parachute payment" within the meaning of IRC ss. 280G;

                (c) If Executive and Corporation disagree whether any payment of
            Change in Control Payments will result in an Excise Tax or whether a reduction in any Change in Control Payments will result in a larger after-tax benefit to Executive, the matter will be conclusively resolved by an opinion of Tax Counsel;

                (d) Executive agrees to provide Tax Counsel with all financial information necessary to determine the after-tax consequences of payments of Change in Control Payments for purposes of determining whether, or to what extent, Change in Control Payments are to be reduced pursuant to Section 7.2.2; and

                (e) The value of any noncash benefit or any deferred  payment or benefit included in the Total Payments, and whether or not all or a portion of any payment or benefit is a "parachute payment" for purposes of this Section 7.2, will be determined by Corporation's independent accountants in accordance with the principles of IRC ss. 280(G)(d)(3) and (4).

                7.2.4 Effect on Other Agreements. In the event that any other agreement, plan, or arrangement providing for Other Payments (an "Other Agreement") has a provision that requires a reduction in the Other Payment governed by such Other Agreement to avoid or eliminate an "excess parachute payment" for purposes of IRC ss. 280G, the reduction in Change in Control Payments pursuant to Section 7.2.2 will be given effect before any reduction in the Other Payment pursuant to the Other Agreement. To the extent possible, Corporation and Executive agree that reductions in benefits under any plan, program, or arrangement of Corporation will be reduced (only to the extent described in Section 7.2.2) in the following order of priority:

                (a) Change in Control Payments under this Agreement;

                (b) Benefit   Plan  benefit  continuation  pursuant  to  Section
            7.2.1(b); and

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                (c) The acceleration in the  exercisability  of any stock option or other stock related award granted by Corporation.

8.    REMEDIES

      The respective rights and duties of Corporation and Executive under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Executive acknowledges that any breach or threatened breach of Sections 3 or 4 of this Agreement will cause irreparable harm to Corporation and that any remedy at law would be inadequate to protect the legitimate interests of Corporation. Executive agrees that Corporation will be entitled to specific performance, or to any other form of injunctive relief to enforce its rights, under Sections 3 or 4 of this Agreement without the necessity of showing actual damage or irreparable harm or the posting of any bond or other security. Such remedy will be in addition to any other remedy available to Corporation at law or in equity.

9.    SEVERABILITY OF PROVISIONS

      The provisions of this Agreement are severable, and if any provision of this Agreement is held invalid, unenforceable, or unreasonable, it will be enforced to the maximum extent permissible, and the remaining provisions of the Agreement will continue in full force and effect.

10.   NONWAIVER

      Failure of Corporation at any time to require performance of any provision of this Agreement will not limit the right of Corporation to enforce the provision. No provision of this Agreement or breach of this Agreement may be waived by either party except in writing signed by that party. A waiver of any breach of a provision of this Agreement will be construed narrowly and will not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

11.   NOTICES

      All notices required or permitted under this Agreement must be in writing and will be deemed to have been given if delivered by hand, or mailed by first-class, certified mail, return receipt requested, postage prepaid, to the respective parties as follows (or to such other address as any party may indicate by a notice delivered to the other parties hereto): (i) if to Executive, to his residence as listed in Corporation's records, and (ii) if to Corporation, to the address of the principal office of Corporation, at:

      One Airport Center
      7700 N.E. Ambassador Place
      Portland, Oregon  97220

12.   ATTORNEY FEES

      In the event a suit or action is commenced to enforce this Agreement or any part of it, the prevailing party will be entitled to recover from the other party all reasonable attorney fees incurred at trial, on appeal, and on any petition for review, together with such other expenses, costs, and disbursements as may be allowed by law.

13.   GOVERNING LAW

      This Agreement will be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules. Any suit or action arising out of or in connection with this Agreement, or any breach of this Agreement, must be brought and maintained in the Circuit Courts of the State of Oregon. The parties hereby irrevocably submit to the jurisdiction of such court for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any claim that any such suit or action has been brought in an inconvenient forum.

14.   GENERAL TERMS AND CONDITIONS

      This Agreement constitutes the entire understanding of the parties relating to the employment of Executive by Corporation, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. Executive acknowledges that he has read and understood all of the provisions of this Agreement, that the restrictions contained in Sections 4 and 5.7 of this Agreement are reasonable and necessary for the protection of Corporation's business and that Executive entered into this contract in connection with a bona fide advancement of Executive with Corporation in that Executive was granted a long-term employment contract. This Agreement will inure to the benefit of any successors or assigns of Corporation. All captions used in this Agreement are intended solely for convenience of reference and will in no way limit any of the provisions of this Agreement.

      The parties have executed this Employment Agreement as of the date stated above.


                                    RENTRAK CORPORATION


/s/ Paul A. Rosenbaum                By  /s/ F. Kim Cox
----------------------------------     ---------------------------------
Paul A. Rosenbaum                      Title   President